UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 2, 2024

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On July 2, 2024, SM Energy Company (the “Company”) entered into a First Amendment (the “First Amendment”) to Seventh Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent for the Lenders, and each of the other Lenders that is a party to the Credit Agreement, in order to facilitate the purchase by the Company of all of the rights, titles and interests in the Uinta Basin oil and gas assets owned by XCL AssetCo, LLC, a Delaware limited liability company, XCL Marketing, LLC, a Delaware limited liability company, Wasatch Water Logistics, LLC, a Delaware limited liability company, XCL SandCo, LLC, a Delaware limited liability company and XCL Resources, LLC, a Delaware limited liability company (the “XCL Acquisition”).
The First Amendment provides for, among other things, amending certain provisions of the Credit Agreement (i) to permit the Company to incur certain indebtedness to fund the purchase price of the XCL Acquisition in a manner that disregards the proceeds of senior unsecured or convertible notes during the period from the date of the First Amendment to the closing of the XCL Acquisition for purposes of determining compliance with certain covenants related to restricted payments; (ii) that restrict the Company from maintaining excess cash balances, in order to permit borrowings under the Credit Agreement and/or the issuance of senior unsecured notes (to the extent such borrowings or proceeds are utilized to fund a portion of the purchase price for the XCL Acquisition); (iii) that restrict the incurrence of debt, or that accelerate the maturity date under the Credit Agreement, to permit borrowings under a customary bridge loan facility and/or the issuance of senior unsecured notes with special mandatory redemption provisions; and (iv) that prohibit the incurrence of liens, in order to permit liens encumbering the proceeds of senior unsecured notes issued into escrow.
The foregoing description of the First Amendment and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 10.1 above with respect to the First Amendment is hereby incorporated herein by reference. A copy of the First Amendment is attached hereto as Exhibit 10.1, and incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1
First Amendment to Seventh Amended and Restated Credit Agreement, dated as of July 2, 2024, by and Among SM Energy Company, a Delaware corporation, each of the Lenders that is a party thereto; and Wells Fargo Bank, National Association, as administrative agent for the Lenders, the Issuing Banks and the Swingline Lender

104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	July 8, 2024	By:	/s/ JAMES B. LEBECK
James B. Lebeck
Executive Vice President and General Counsel